Exhibit 10.4

[Final]

HOYA INTERMEDIATE, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of October 18, 2021

THE UNITS ISSUED PURSUANT TO THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

CERTAIN UNITS MAY ALSO BE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND/OR IN A SEPARATE AGREEMENT WITH THE INITIAL HOLDER OF SUCH UNITS. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER OF SUCH UNITS UPON WRITTEN REQUEST TO THE COMPANY AND WITHOUT CHARGE.

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HOYA INTERMEDIATE, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Hoya Intermediate, LLC, a Delaware limited liability company (the “Company”), is entered into as of October 18, 2021, by and among the Company, Vivid Seats Inc., a Delaware corporation (“Vivid Seats”), and Hoya Topco, LLC, a Delaware limited liability company (“TopCo”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.

WHEREAS, the Certificate was filed with the Office of the Secretary of State of Delaware on February 16, 2016;

WHEREAS, the Amended and Restated Limited Liability Agreement of the Company, was entered into as of June 30, 2017, and subsequently amended by that certain First Amendment, dated as of January 25, 2018 (as so amended, the “Prior Agreement”);

WHEREAS, the Company is party to that certain Transaction Agreement, dated as of April 21, 2021 (the “Transaction Agreement”), by and among Horizon Acquisition Corporation, a Cayman Islands exempted company (“Horizon”), Horizon Sponsor, LLC, a Delaware limited liability company, TopCo, the Company and Vivid Seats, pursuant to which, among other things, (i) the Company entered into a merger with Hoya Merger Sub LLC and, in connection with the merger, the Company’s equity interests were recapitalized into Common Units and all unitholders of the Company (other than TopCo and the Crescent Holders) received units in TopCo, (ii) Horizon was merged with and into Vivid Seats, with Vivid Seats remaining as the surviving corporation of the merger, (iii) Vivid Seats will be admitted as a Member of the Company and will contribute funds to the Company in exchange for newly-issued Common Units in the Company, (iv) Vivid Seats will purchase, directly or indirectly, Common Units in the Company from the Crescent Blocker Sellers, (v) Vivid Seats will issue Class B Common Stock and warrants to purchase Class B Common Stock to TopCo, (vi) the Company will issue Warrants to Vivid Seats pursuant to a Warrant Agreement, (vii) the Company will issue Warrants to TopCo pursuant to a Warrant Agreement, (viii) the Company will redeem all Common Units held by the Redeemed Crescent Parties, and (ix) Vivid Seats, the Company and TopCo will enter into a Tax Receivable Agreement (as defined below), pursuant to which Vivid Seats will be obligated to make payments to certain parties related to certain tax benefits realized or deemed realized (clauses (i) through (ix), collectively, the “Transactions”); and

WHEREAS, the parties desire to amend and restate the Prior Agreement as set forth herein to give effect to the Transactions and reflect the admission of Vivid Seats as a Member of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the following meaning:

“Additional Member” means a Person admitted to the Company as a Member pursuant to Section 8.2 in connection with issuance of Units to such Person in compliance with the terms of this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person, and in the case of any Unitholder that is a partnership, limited liability company, corporation or similar entity, any partner, member or stockholder of such Unitholder; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Unitholder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” means this Second Amended and Restated Limited Liability Company Agreement, as it may be amended, modified and/or waived from time to time in accordance with the terms hereof.

“Assumed Tax Liability” means, with respect to any Unitholder for any Fiscal Quarter or the portion thereof, an amount, which in the good faith estimation of the Board, equals the product of (a) the amount of taxable income of the Company allocable to such Unitholder in respect of such Fiscal Quarter or portion thereof (which shall include gross or net income allocations of items of Profit or Loss and guaranteed payments for the use of capital), determined (x) without regard to adjustments under Section 732(d), 734(b) and 743(b) of the Code and (y) reducing such taxable income by net taxable losses, deductions or credits of the Company allocated to such Unitholder for prior taxable periods or portions thereof to the extent that such losses, deductions or credits (1) are of a type or character (e.g., in the case of losses, ordinary or capital) that would permit the losses, deductions or credits to be deducted or utilized by such Unitholder against the current taxable income of the Company allocable to the Unitholder for such Fiscal Quarter and (2) have not previously been taken into account in determining such Unitholder’s Assumed Tax Liability, multiplied by (b) the Assumed Tax Rate.

“Assumed Tax Rate” means the combined maximum U.S. federal, state, and local income tax rate applicable to a taxable individual or corporation in any jurisdiction in the United States (whichever is higher), including pursuant to Section 1411 of the Code, in each case, taking into account all jurisdictions in which the Company is required to file income tax returns and the relevant apportionment information, in effect for the applicable Fiscal Quarter (taking into account the character of the income and excluding any reductions in rates attributable to Section 199A of the Code). The Assumed Tax Rate shall be the same for all Unitholders, regardless of the actual combined income tax rate of the Unitholder or its direct or indirect owners and the Manager may adjust the Assumed Tax Rate as it reasonably determines is necessary to take into account the effect of any changes in applicable tax law.

“Base Rate” means, as of any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Blocker Corporation” has the meaning set forth in Section 9.8.

“Blocker Merger Transaction” has the meaning set forth in Section 9.8.

“Board” has the meaning set forth in Section 5.1(a).

“Book Value” means, with respect to any of the Company property, the Company’s adjusted basis for U.S. federal income Tax purposes, adjusted from time to time to reflect the adjustments required or permitted (in the case of permitted adjustments, to the extent the Company makes such permitted adjustments) by Treasury Regulation Sections 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York, New York or San Diego, California are authorized by law to be closed.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 3.5 and the other applicable provisions of this Agreement.

“Capital Contributions” means any cash, cash equivalents, promissory obligations or the Fair Market Value of other property (net of any applicable liabilities) which a Unitholder contributes or is deemed by the Board to have contributed to the Company with respect to any Unit pursuant to Section 3.1 or Section 3.10.

“Cash Payment” means, an amount in cash equal to the product of (x) the Redeemed Unit Amount, (y) the then-applicable Exchange Rate, and (z) (i) solely in connection with a Change of Control Redemption, the Common Stock Value, and (ii) with respect to any Redemption that is not a Change of Control Redemption, the price to the public or the private sale price, as applicable, of the Class A Common Stock in the substantially concurrent public offering or private sale, as applicable.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware, as the same may be amended from time to time.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act (excluding any “person” or “group” who, as of the date hereof, is the beneficial owner of securities of Vivid Seats representing more than 50% of the combined voting power of Vivid Seats’ then outstanding voting securities)) becomes the beneficial owner of securities of Vivid Seats representing more than 50% of the combined voting power of the Vivid Seats’ then outstanding voting securities;

(b) (A) the shareholders of Vivid Seats approve a plan of complete liquidation or dissolution of Vivid Seats or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by Vivid Seats of all or substantially all of Vivid Seat’s assets, other than such sale or other disposition by Vivid Seats of all or substantially all of Vivid Seats’ assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Vivid Seats in substantially the same proportions as their ownership of Vivid Seats immediately prior to such sale or other disposition;

(c) there is consummated a merger or consolidation of Vivid Seats with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the board of directors of Vivid Seats immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all of the Persons who were the respective beneficial owners of the voting securities of Vivid Seats immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(d) the following individuals cease for any reason to constitute a majority of the number of directors of Vivid Seats then serving: individuals who were directors of Vivid Seats as of the date hereof or any new director whose appointment or election to the Board or nomination for election by Vivid Seats’ shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors of Vivid Seats on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (d).

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock and Class B Common Stock of Vivid Seats immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of Vivid Seats immediately following such transaction or series of transactions.

“Change of Control Redemption” has the meaning set forth in Section 9.1(b)(i).

“Change of Control Redemption Date” has the meaning set forth in Section 9.1(b)(iii).

“Class A Common Stock” means the class A common stock, par value $0.0001 per share, of Vivid Seats.

“Class B Common Stock” means the class B common stock, par value $0.0001 per share, of Vivid Seats.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock Value” means, with respect to any Change of Control Redemption, the greater of (x) the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the related Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock and (y) the price per share of Class A Common Stock offered by the Person or group that is the acquirer in the applicable Change of Control transaction. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Common Stock Value shall be determined in good faith by a majority of the directors of Vivid Seats that do not have an interest in the Redeemable Units subject to Redemption (or the corresponding shares of Class B Common Stock).

“Common Unit” means a Unit having the rights and obligation specified with respect to a Common Unit in this Agreement.

“Company” has the meaning set forth in the Preamble.

“Contribution Notice” has the meaning set forth in Section 9.1(a)(iv).

“Crescent Blocker Sellers” means Crescent Mezzanine Partners VIB, L.P., Crescent Mezzanine Partners VIC, L.P., NPS/Crescent Strategic Partnership II, LP, CM7C VS Equity Holdings, LP and Crescent Mezzanine Partners VIIB, L.P.

“Crescent Holders” means the Redeemed Crescent Parties, CM6B Vivid Equity, Inc., CM6C Vivid Equity, Inc., CM7C VS Equity, LLC and CM7B VS Equity, LLC.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Direct Exchange” has the meaning set forth in Section 9.1(f).

“Distribution” means each distribution made by the Company to a Unitholder, with respect to such Person’s Units, whether in cash, property or securities and whether by liquidating distribution, redemption, repurchase or otherwise; provided that notwithstanding anything in the foregoing, none of the following shall be deemed to be a Distribution hereunder: (i) any recapitalization, exchange or conversion of securities of the Company, and any subdivision (by unit split or otherwise) or any combination (by reverse unit split or otherwise) of any outstanding Units; and (ii) any repurchase of Units pursuant to any right of first refusal or similar repurchase right in favor of the Company.

“Equity Agreement” has the meaning set forth in Section 3.2(a).

“Equity Securities” means (i) any Units, capital stock, partnership, membership or limited liability company interests or other equity interests (including other classes, groups or series thereof having such relative rights, powers and/or obligations as may from time to time be established by the Board, including rights, powers and/or duties different from, senior to or more favorable than existing classes, groups and series of Units, capital stock, partnership, membership or limited liability company interests or other equity interests, and including any profits interests), (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests, and (iii) warrants, options or other rights to purchase or otherwise acquire Units, capital stock, partnership interests, membership or limited liability company interests or other equity interests. Unless the context otherwise indicates, the term “Equity Securities” refers to Equity Securities of the Company.

“Event of Withdrawal” means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Exchange Act shall be deemed to include any corresponding provisions of future law.

“Exchange Election Notice” has the meaning set forth in Section 9.1(f).

“Exchange Rate” means the number of shares of Class A Common Stock for which one Common Unit may be redeemed pursuant to a Redemption. The Exchange Rate will also be used to determine the number of shares of Class B Common Stock that a Member must surrender upon a Redemption or Direct Exchange. On the date of this Agreement, the Exchange Rate shall be 1.00, subject to adjustment pursuant to Section 9.2.

“Fair Market Value” means, as of any date of determination, (i) with respect to a Unit, such Unit’s Pro Rata Share as of such date, (ii) with respect to a share of Class A Common Stock, the Common Stock Value as of such date, and (iii) with respect to any other non-cash assets, the fair market value for such property as between a willing buyer under no compulsion to buy and a willing seller under no compulsion to sell in an arm’s-length transaction occurring on such date, taking into account all relevant factors determinative of value (including in the case of securities, any restrictions on transfer applicable thereto or, if such securities are traded on a securities exchange or automated or electronic quotation system, the quoted price for such securities as of the date of determination), as reasonably determined in good faith by the Board.

“First Redemption Time” means the expiration or earlier waiver of any lockup agreement in connection with the Transactions, including the Stockholders’ Agreement.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Board and which is permitted or required by Code Section 706.

“Fiscal Quarter” means each calendar quarter ending March 31, June 30, September 30 and December 31, or such other quarterly accounting period as may be established by the Board or as required by the Code.

“Fiscal Year” means the 12-month period ending on December 31, or such other annual accounting period as may be established by the Board or as may be required by the Code.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Horizon” has the meaning set forth in the Recitals.

“HSR Act” has the meaning set forth in Section 11.7.

“Indemnitee” has the meaning set forth in Section 6.2.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

“Liquidation Assets” has the meaning set forth in Section 11.2(b).

“Liquidation FMV” has the meaning set forth in Section 11.2(b).

“Liquidation Statement” has the meaning set forth in Section 11.2(b).

“Losses” means items of the Company loss and deduction determined according to Section 3.5.

“Manager” has the meaning set forth in Section 5.1(a).

“Member” means each Person listed on the Unit Ownership Ledger and any Person admitted to the Company as a Substituted Member or Additional Member in accordance with the terms and conditions of this Agreement, each in its capacity as a member of the Company; but in each case only for so long as such Person is shown on the Unit Ownership Ledger as the owner of one or more Units.

“Minimum Gain” means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

“Obligations” has the meaning set forth in Section 6.2.

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241 together with any guidance issued thereunder or successor provisions and any similar provision of state or local Tax laws.

“Permitted Transferee” means, with respect to any Person, (i) any of such Person’s Affiliates and (ii) any direct or indirect partner, member, stockholder or other equityholder of such Person.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“PR” has the meaning set forth in Section 7.4(a).

“Pro Rata Share” means with respect to each Unitholder, the proportionate amount such Unitholder would receive if an amount equal to the Total Equity Value were distributed to all Unitholders in accordance with Section 4.1(b), as determined in good faith by the Board.

“Profits” means items of the Company income and gain determined according to Section 3.5.

“Prior Agreement” has the meaning set forth in the Recitals.

“Redeemed Crescent Parties” means Crescent Mezzanine Partners VI, L.P., Crescent Mezzanine Partners VII, L.P., Crescent Mezzanine Partners VII (LTL), L.P. and CBDC Universal Equity, Inc.

“Redemption” has the meaning set forth in Section 9.1(a)(i).

“Redemption Date” has the meaning set forth in Section 9.1(a)(iii).

“Redemption Notice” has the meaning set forth in Section 9.1(a)(iii).

“Redeemable Unit” means a Common Unit held by a Member (other than Vivid Seats and its Subsidiaries).

“Redeemed Unit Amount” means, with respect to a Redemption, the number of Common Units set forth in the applicable Redemption Notice.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of November 19, 2020, by and among Vivid Seats and certain other parties thereto, as the same may be amended, amended and restated or replaced from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.3(e).

“Retraction Notice” has the meaning set forth in Section 9.1(a)(vi).

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement, dated as of October 18, 2021, by and among Vivid Seats and the investors party thereto, as the same may be amended, amended and restated or replaced from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 8.2 in connection with the Transfer of Units to such Person permitted under the terms of this Agreement.

“Takeover Laws” means any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby, including any Redemption or Direct Exchange.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Distribution” has the meaning set forth in Section 4.1(a)(i).

“Tax Distribution Conditions” has the meaning set forth in Section 4.1(a)(i).

“Tax Receivable Agreement” means the Tax Receivable Agreement dated as of October 18, 2021, by and among Vivid Seats, the Company and Topco, as the same may be amended, amended and restated or replaced from time to time.

“Taxable Year” means the Company’s accounting period for U.S. federal income Tax purposes determined pursuant to Section 7.3.

“TopCo” has the meaning set forth in the Preamble.

“Topco Manager” has the meaning set forth in Section 5.1(b)(ii).

“Total Equity Value” means, as of any date of determination, the aggregate proceeds which would be received by the Unitholders if: (i) the assets of the Company were sold at their fair market value to an independent third-party on arm’s-length terms, with neither the seller nor the buyer being under compulsion to buy or sell such assets; (ii) the Company satisfied and paid in full all of its obligations and liabilities (including all Taxes, costs and expenses incurred in connection with such transaction and any amounts reserved by the Board with respect to any contingent or other liabilities); and (iii) such net sale proceeds were then distributed in accordance with Section 4.1, all as determined by the Board in good faith based upon the Common Stock Value as of such date.

“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

“Transactions” has the meaning set forth in the Recitals.

“Transfer” has the meaning set forth in Section 8.1.

“Treasury Regulations” means the income Tax regulations promulgated under the Code and effective as of the date of this Agreement. Such term, if elected by the Board in its sole discretion, shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary).

“Unit” means a limited liability company interest in the Company of a Member or representing a fractional part of the interests in Profits, Losses and Distributions of the Company held by all Members, including Common Units.

“Unit Ownership Ledger” has the meaning set forth in Section 3.1(b).

“Unitholder” means any owner of one or more Units as reflected on the Company’s books and records.

“Upstairs Class A Warrants” has the meaning set forth in Section 3.13(b).

“Upstairs Class B Warrants” has the meaning set forth in Section 3.13(c).

“Vivid Seats” has the meaning set forth in the Preamble.

“Vivid Seats Manager” has the meaning set forth in Section 5.1(b)(i).

“Warrant Agreements” has the meaning set forth in Section 3.13(a).

“Warrants” has the meaning set forth in Section 3.13(a).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Formation of LLC; Continuation. The Company was formed in the State of Delaware on February 16, 2016 pursuant to the provisions of the Delaware Act. Each Person listed on the Unit Ownership Ledger as a member of the Company on the date hereof is hereby admitted as (or shall continue as) a member of the Company.

Section 2.2 Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of amending and restating the Prior Agreement and establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that until the Company is terminated in accordance with Section 11.4, the rights, powers and obligations of the Unitholders with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act; provided that, notwithstanding the foregoing and anything else to the contrary, Section 18-210 of the Delaware Act (entitled “No Statutory Appraisal Rights”) shall not apply to or be incorporated into this Agreement and each Unitholder hereby expressly waives any and all rights under such Section of the Delaware Act and, to the fullest extent permitted by law, Section 18-305(a) of the Delaware Act (entitled “Access to and Confidentiality of Information; Records”) shall not apply to or be incorporated into this Agreement and each Member hereby expressly waives any and all rights under such Section of the Delaware Act. For the avoidance of doubt, the foregoing waiver of any and all rights by each Member under Section 18-305(a) of the Delaware Act is a restriction of the Members’ rights to obtain information, approved and adopted by all of the Members, as permitted under Section 18-305(g) of the Delaware Act.

Section 2.3 Name. The name of the Company shall be “Hoya Intermediate, LLC.” The Board may change the name of the Company at any time and from time to time. Notification of any such name change shall be given to all Unitholders. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Board.

Section 2.4 Purpose. The purpose and business of the Company shall be to manage and direct the business operations and affairs of the Company and its Subsidiaries and to engage in any other lawful acts or activities for which limited liability companies may be formed under the Delaware Act.

Section 2.5 Principal Office; Registered Office. The principal office of the Company shall be located at such place inside or outside the state of Delaware as the Board may from time to time designate, and, to the fullest extent permitted by law, all business and activities of the Company shall be deemed to have occurred at its principal office. The Company may maintain offices at such other place or places as the Board deems advisable. The address of the registered office of the Company in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by applicable law, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the registered agent named in the Certificate or such Person or Persons as the Board may designate from time to time in the manner provided by applicable law.

Section 2.6 Term. The term of the Company commenced upon the filing of the Certificate with the office of the Secretary of State of the State of Delaware in accordance with the Delaware Act and shall continue in existence until the Company shall be dissolved in accordance with the provisions of Article XI. The existence of the Company as a separate entity shall continue until the cancellation of the Certificate in accordance with Section 11.4.

Section 2.7 No State-Law Partnership. The Unitholders intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and neither this Agreement nor any other document entered into by the Company or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income Tax purposes, and that each Unitholder and the Company shall file all Tax returns and shall otherwise take all Tax and financial reporting positions in a manner consistent with such treatment.

Section 2.8 Ratification and Specific Authorization of Transactions. Pursuant to the Transaction Agreement, the Company has undertaken or will undertake the Transactions. In connection therewith, (i) all actions taken to date, and any and all things done, by the Company, and by the Board or any officer, employee or agent of the Company on behalf of the Company, in furtherance of and consistent with the Transactions (including, without limitation, the execution and delivery of the Transaction Agreement and the recapitalization of the Company’s equity interests into Common Units), are hereby in all respects confirmed to be authorized, approved and ratified and, to the extent not yet undertaken, (ii) the Company, and the Board or any officer, employee or agent of the Company on behalf of the Company, is hereby authorized to (y) enter into and perform the Warrant Agreement, the Tax Receivable Agreement and any documents contemplated thereby or related thereto and any amendments thereto and (z) redeem any Common Units held by the Redeemed Crescent Parties, in each case, without any further act, vote or approval of any Person, including any Member or any Unitholder, notwithstanding any other provision of this Agreement.

ARTICLE III

UNITS, CAPITAL CONTRIBUTIONS AND ACCOUNTS

Section 3.1 Units; Capitalization.

(a) Units; Capitalization. The Company shall have the authority to issue an unlimited number of Common Units. In connection with the Transactions and subject to the terms and conditions of the Transaction Agreement, the Company will issue Common Units and Warrants to Vivid Seats in exchange for a cash contribution to the Company, such that immediately after completion of the Transactions and the issuance of Common Units and Warrants by the Company, the total number of Common Units held by Vivid Seats will equal the total number of outstanding shares of Class A Common Stock and the total number of Common Units into which Warrants held by Vivid Seats are exercisable will be equal to the total number of shares of Class A Common Stock for which outstanding warrants issued by Vivid Seats are exercisable. The ownership by a Member of Common Units shall entitle such Member to allocations of Profits and Losses and other items and Distributions of cash and other property as set forth in Article IV hereof.

(b) Unit Ownership Ledger; Capital Contributions. The Board shall create and maintain a ledger (the “Unit Ownership Ledger”) setting forth the name and address of each Unitholder and holder of Warrants, the number of each class of Units and Warrants held of record by each such Unitholder and holder of Warrants, and the amount of the Capital Contribution made (or deemed to have been made) with respect to each class of Units and the date of such Capital Contribution. Upon any change in the number or ownership of outstanding Units or Warrants (whether upon an issuance of Units or Warrants, a Transfer of Units or Warrants, a cancellation of Units or Warrants or otherwise), the Board shall amend and update the Unit Ownership Ledger. Absent manifest error, the ownership interests recorded on the Unit Ownership Ledger shall be conclusive record of the Units and Warrants that have been issued and are outstanding. Each Unitholder named in the Unit Ownership Ledger has made (or shall be deemed to have made) Capital Contributions to the Company as set forth in the Unit Ownership Ledger in exchange for the Units specified in the Unit Ownership Ledger. Any reference in this Agreement to the Unit Ownership Ledger shall be deemed a reference to the Unit Ownership Ledger as amended and in effect from time to time.

(c) Certificates; Legends. Units shall be issued in uncertificated form; provided that, at the request of any Member, the Board may cause the Company to issue one or more certificates to any such Member holding Units representing in the aggregate the Units held by such Member. If any certificate representing Units is issued, then such certificate shall bear a legend substantially in the following form:

THIS CERTIFICATE EVIDENCES UNITS REPRESENTING A LIMITED LIABILITY COMPANY INTEREST IN HOYA INTERMEDIATE, LLC. THE LIMITED LIABILITY COMPANY INTEREST IN HOYA INTERMEDIATE, LLC REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE LIMITED LIABILITY COMPANY INTEREST IN HOYA INTERMEDIATE, LLC REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF HOYA INTERMEDIATE, LLC, DATED AS OF OCTOBER 18, 2021, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH SHALL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(d) Prior Common Units. The Common Units that were issued and outstanding and held by the Members prior to the date of this Agreement shall remain unchanged.

Section 3.2 Authorization and Issuance of Additional Units.

(a) The Board shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Board may determine, additional Units or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights, which in each case may be senior to existing Units or other Equity Securities of the Company or classes or series thereof, as may be determined by the Board). The Board shall have the power, without the approval of any other Member or Unitholder or any other Person and notwithstanding any other provision of this Agreement, including Section 12.2, to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Board in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.2(a). In connection with any issuance of Units (whether on or after the date of this Agreement), the Person who acquires such Units shall execute a counterpart to this Agreement accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents, instruments and agreements to effect such purchase as are required by the Board (including such documents, instruments and agreements entered into on or prior to the date of this Agreement by the Members, each, an “Equity Agreement”).

(b) At any time Vivid Seats issues one or more shares of Class A Common Stock (other than an issuance of the type covered by Section 3.2(c) or an issuance to a holder of Redeemable Units pursuant Article IX), Vivid Seats shall contribute to the Company all of the net proceeds (if any) received by Vivid Seats with respect to such share or shares of Class A Common Stock. Upon the contribution by Vivid Seats to the Company of all of such net proceeds so received by Vivid Seats, the Board shall cause the Company to issue a number of Common Units determined based upon the Exchange Rate then in effect, registered in the name of Vivid Seats; provided, however, that if Vivid Seats issues one or more shares of Class A Common Stock, some or all of the net proceeds of which are to be used to fund expenses or other obligations of Vivid Seats for which Vivid Seats would be permitted a Distribution pursuant to Article IV, then Vivid Seats shall not be required to transfer such net proceeds to the Company which are used or will be used to fund such expenses or obligations; provided further, if Vivid Seats issues any shares of Class A Common Stock in order to purchase or fund the purchase of Common Units from a Member (other than a Subsidiary of Vivid Seats), then the Company shall not issue any new Common Units registered in the name of Vivid Seats in accordance with Section 9.1(a) and Vivid Seats shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred by Vivid Seats to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.2(b) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of Vivid Seats under a “poison pill” or similar shareholder’s rights plan (it being understood that (i) upon exchange of Redeemable Units for Class A Common Stock pursuant to Article IX, such Class A Common Stock would be issued together with any such corresponding right and (ii) in the event such rights to purchase Equity Securities of Vivid Seats are triggered, Vivid Seats will ensure that the holders of Common Units that have not been Exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).

(c) At any time Vivid Seats issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Board shall cause the Company to issue a corresponding number of Common Units, registered in the name of Vivid Seats (determined based upon the Exchange Rate then in effect); provided that Vivid Seats shall be required to contribute all (but not less than all) of the net proceeds (if any) received by Vivid Seats from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Vivid Seats in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Common Units that are issued by the Company to Vivid Seats in connection therewith in accordance with the preceding provisions of this Section 3.2(c) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the Common Units (determined based upon the Exchange Rate then in effect) issued by the Company in accordance with the preceding provisions of this Section 3.2(c) shall automatically vest or be forfeited. Any cash or property held by Vivid Seats or the Company or on any of such Person’s behalf in respect of dividends paid on restricted shares of Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted shares of Class A Common Stock.

(d) For purposes of this Section 3.2, “net proceeds” means gross proceeds to Vivid Seats from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of Vivid Seats, the Company and their respective Subsidiaries actually incurred in connection with such issuance.

Section 3.3 Repurchase or Redemption of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by Vivid Seats for cash, then the Board shall cause the Company, immediately prior to such repurchase or redemption of such shares, to redeem a corresponding number of Common Units held by Vivid Seats (determined based upon the Exchange Rate then in effect), at an aggregate redemption price equal to the aggregate purchase or redemption price of the share or shares of Class A Common Stock being repurchased or redeemed by Vivid Seats (plus any reasonable expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Common Stock being repurchased or redeemed by Vivid Seats.

Section 3.4 Changes in Common Stock. In addition to any other adjustments required hereby any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock, Class B Common Stock or other capital stock of Vivid Seats shall be accompanied by an identical subdivision or combination, as applicable, of the Common Units or other Equity Securities, as applicable. In connection with a subdivision or combination of the Common Units or other Equity Securities pursuant to this Section 3.4, the Board shall have the power, without the approval of any other Member or Unitholder or any other Person, to make such amendments to this Agreement in order to reflect such subdivision or combination, as applicable, of the Common Units or other Equity Securities.

Section 3.5 Capital Accounts.

(a) Maintenance of Capital Accounts. The Company shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the sole discretion of the Board), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the Company property. Without limiting the foregoing, each Unitholder’s Capital Account shall be adjusted, without duplication:

(i) by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

(ii) by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the Company of Units;

(iii) by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

(iv) by deducting any distributions paid in cash or other assets to such Unitholder by the Company.

(b) Computation of Income, Gain, Loss and Deduction Items. For purposes of computing the amount of any item of the Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income Tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided that:

(i) the computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(1)(B), Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income Tax purposes;

(ii) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(iii) items of income, gain, loss or deduction attributable to the disposition of the Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the Book Value of such property;

(iv) items of depreciation, amortization and other cost recovery deductions with respect to the Company property having a Book Value that differs from its adjusted basis for Tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g);

(v) to the extent an adjustment to the adjusted Tax basis of any of the Company’s asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis); and (vi) this Section 3.5 shall be applied in a manner consistent with the principles of Treasury Regulation Sections 1.704-1(b)(2)(iv)(d), (f)(1), (h)(2) and (s).

Section 3.6 Negative Capital Accounts; No Interest Regarding Positive Capital Accounts. No Unitholder shall be required to pay to any other Unitholder or the Company any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account (including upon and after dissolution of the Company). Except as otherwise expressly provided herein, no Unitholder shall be entitled to receive interest from the Company in respect of any positive balance in its Capital Account, and no Unitholder shall be liable to pay interest to the Company or any Unitholder in respect of any negative balance in its Capital Account.

Section 3.7 No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any Distribution from the Company, except as expressly provided herein.

Section 3.8 Loans From Unitholders. Loans by Unitholders to the Company shall not be considered Capital Contributions. If any Unitholder shall loan funds to the Company in excess of the amounts required hereunder to be contributed by such Unitholder to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the Company to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

Section 3.9 Adjustments to Capital Accounts for Distributions In-Kind. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property (as of the date of such distribution) for purposes of Section 4.1 and such property shall be treated as if it were sold for an amount equal to its Fair Market Value and any resulting gain or loss shall be allocated to the Members’ Capital Accounts in accordance with Section 4.2 through Section 4.4.

Section 3.10 Transfer of Capital Accounts. The original Capital Account established for each Substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such Substituted Member succeeds at the time such Substituted Member is admitted to as a Member of the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of (a) the Transfer to it of all or part of the Units of another Member or (b) the repurchase or forfeiture of Units pursuant to any Equity Agreement shall be appropriately adjusted to reflect such Transfer, repurchase or forfeiture. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Units of such former Member Transferred to such Member.

Section 3.11 Adjustments to Book Value. The Company shall adjust the Book Value of its assets to Fair Market Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as of the following times: (a) at the Board’s discretion in connection with the issuance of Units in the Company in exchange for more than a de minimis Capital Contribution or for services performed on behalf of the Company; (b) at the Board’s discretion in connection with the Distribution by the Company to a Member of more than a de minimis amount of the Company’s assets, including money; (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (d) at such other times as the Board determines necessary or appropriate in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2. Any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 4.2 (determined immediately prior to the event giving rise to the revaluation). For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, the Company shall adjust the Book Value of its assets to Fair Market Value as of the date of the Transactions in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

Section 3.12 Compliance With Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the Board shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Treasury Regulations, the Board may make such modification, without the approval of any other Member or Unitholder or any other Person and notwithstanding anything in Section 12.2 to the contrary. The Board also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of the Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

Section 3.13 Warrants.

(a) On the date hereof, in connection with the transactions contemplated by the Transaction Agreement, the Company has issued warrants to purchase Common Units (the “Warrants”) to Vivid Seats and TopCo as set forth on the Unit Ownership Ledger pursuant to warrant agreements (the “Warrant Agreements”) entered into between the Company, on the one hand, and Vivid Seats and Topco, as applicable, on the other hand, as of the date hereof. Upon the valid exercise of a Warrant in accordance with the applicable Warrant Agreement, the Company shall issue to Vivid Seats or TopCo, as applicable, the number of Common Units, free and clear of all Liens (other than those arising under applicable securities laws and this Agreement), to be issued in connection with such exercise.

(b) If any holder of a warrant issued by Vivid Seats to purchase shares of Class A Common Stock (the “Upstairs Class A Warrants”) exercises an Upstairs Class A Warrant, then Vivid Seats agrees that it shall cause a corresponding exercise (including by effecting such exercise in the same manner, i.e., by payment of a cash exercise price or on a cashless basis) of a Warrant with similar terms held by it, such that the number of shares of Class A Common Stock issued in connection with the exercise of such Upstairs Class A Warrant shall match with a corresponding number of Common Units issued by the Company pursuant to the Warrant Agreement with Vivid Seats, and the exercise price paid by Vivid Seats shall be equal to the exercise price paid by the holder of the Upstairs Class A Warrant exercising such Upstairs Class A Warrant. Vivid Seats agrees that it will not exercise any Warrants other than in connection with the corresponding exercise of an Upstairs Class A Warrant. In the event an Upstairs Class A Warrant is redeemed, the Company will redeem a Warrant with similar terms held by Vivid Seats.

(c) If Topco exercises a Warrant, then TopCo agrees that it shall cause a corresponding exercise of a warrant issued by Vivid Seats to purchase shares of Class B Common Stock (the “Upstairs Class B Warrants”) held by it, such that the number of Common Units issued by the Company pursuant to the Warrant Agreement with TopCo shall match a corresponding number of shares of Class B Common Stock issued in connection with the exercise of such Upstairs Class B Warrant. TopCo agrees that it will not exercise any Upstairs Class B Warrants other than in connection with the corresponding exercise of a Warrant. In the event a Warrant held by Topco is redeemed, Vivid Seats will redeem an Upstairs Class B Warrant held by Topco.

ARTICLE IV

DISTRIBUTIONS AND ALLOCATIONS

Section 4.1 Distributions.

(a) Tax Distributions.

(i) Tax Distributions. To the extent funds of the Company are legally available for distribution by the Company and such distribution would not be prohibited under any credit facility or any other agreement to which the Company or any of its Subsidiaries is a party, in each case, as determined by Vivid Seats in its reasonable discretion (the “Tax Distribution Conditions”), with respect to each Fiscal Quarter (or portion thereof), the Company shall distribute to each Unitholder, an amount of cash (each a “Tax Distribution”) that is at least equal to such Unitholder’s Assumed Tax Liability for such Fiscal Quarter (or portion thereof). All Tax Distributions shall be made pro rata on a per-Common Unit basis in an amount such that the Unitholder with the highest Assumed Tax Liability per Common Unit receives an amount equal to such Unitholder’s Assumed Tax Liability, on a quarterly basis at least five (5) days prior to the date on which any estimated tax payments are due with respect to the relevant Fiscal Quarter, in order to permit each Unitholder (or the beneficial owners of any Unitholder) to timely pay its estimated tax obligations for the applicable Fiscal Quarter (or portion thereof). The Board shall make, in its reasonable discretion, equitable adjustments (downward (but not below zero) or upward) to each Unitholder’s Tax Distributions (but in any event pro rata in proportion to each Unitholder’s respective number of Common Units) to take into account increases or decreases in the number of Common Units held by each Unitholder during the relevant period. All Tax Distributions shall be treated for all purposes under this Agreement as advances against, and shall offset and reduce dollar-for-dollar, subsequent Distributions under Section 4.1(b) or Section 11.2. In determining the amount of any Tax Distributions, (i) the Assumed Tax Liability of Vivid Seats shall be increased if, and solely to the extent, necessary to allow Vivid Seats to satisfy its own tax obligations for the applicable Fiscal Quarter or portion thereof and payments currently due and owing under the Tax Receivable Agreement, taking into account any Distributions previously made to Vivid Seats under this Agreement and (ii) the Assumed Tax Liability of TopCo shall be increased if, and solely to the extent, necessary to allow TopCo to make payments to any of its members that are allocated taxable income in respect of their indirect interests in the Company attributable to an applicable Fiscal Quarter, without regard to whether taxable income of the Company is allocated to TopCo with respect to such Fiscal Quarter.

(ii) To the extent a Unitholder would receive for any Fiscal Quarter less than its per-Common Unit share of the aggregate Tax Distributions to be paid pursuant to Section 4.1(a)(i), the Tax Distributions to such Unitholder shall be increased to ensure that all Tax Distributions to holders of Common Units are made in accordance with their per-Common Unit share. The Board shall be entitled to adjust subsequent Tax Distributions up or down to reflect any variation between its prior estimation of quarterly Tax Distributions that would have been computed under Section 4.1(a)(i) based on subsequent information. In the event that due to the Tax Distribution Conditions the funds available for any Tax Distribution to be made hereunder are insufficient to pay the full amount of the Tax Distribution that would otherwise be required under Section 4.1(a)(i), the Company shall use its reasonable best efforts to distribute to the Unitholders the amount of funds that are available after application of the Tax Distribution Conditions on a pro rata basis (according to the amounts that would have been distributed to each Unitholder pursuant to Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) existed in a sufficient amount to make such Distribution in full). At any time thereafter when additional funds of the Company are available for Distribution after application of the Tax Distribution Conditions, the Company shall use its reasonable best efforts to immediately distribute such funds to the Unitholders on a pro rata basis (according to the amounts that would have been distributed to each Unitholder pursuant to Section 4.1(a)(i) if available funds (after application of the Tax Distribution Conditions) would have existed in a sufficient amount to make such Tax Distribution in full). Notwithstanding anything else to the contrary, Tax Distributions to a Unitholder with respect to any Fiscal Quarter (or portion thereof) shall be reduced (but not below zero) by the amount of any Distributions made during such Fiscal Quarter (or portion thereof) to such Unitholder that are not Tax Distributions.

(iii) Additional Tax Distributions. In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Unitholder’s Assumed Tax Liability for any Taxable Year (other than an audit conducted pursuant to the Partnership Tax Audit Rules for which no election is made pursuant to Code Section 6226 (or any similar provision of state or local law)), or in the event the Company files an amended tax return, each Unitholder’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest and penalties). Subject to the Tax Distribution Conditions, distributions shall be made pro rata on a per-Common Unit basis in an amount such that each Unitholder and successor to any former Unitholder receives an amount equal to any shortfall in the amount of Tax Distributions the Unitholders and former Unitholders received for the relevant Taxable Years based on such recalculated Assumed Tax Liability, except, for the avoidance of doubt, to the extent Distributions were made to such Unitholders and former Unitholders pursuant to Section 4.1 in the relevant Taxable Years sufficient to cover such shortfall. Notwithstanding the foregoing, Distributions to be made under this Section 4.1(a)(iii) either (i) to a successor of a former Unitholder on account of a shortfall in Tax Distributions to a former Unitholder, or (ii) to a Unitholder in respect of a shortfall in the amount of Tax Distributions to such Unitholder for any Taxable Year (or portion thereof) ending on or before the Closing Date, shall not exceed $1 million in the aggregate.

(b) Other Distributions. Except as otherwise set forth in Section 4.1(a), the Board may (but shall not be obligated to) make Distributions at such time, in such amounts and in such form (including in-kind property) as determined by the Board in its sole discretion, in each case to the holders of Common Units immediately prior to such Distribution on a pro rata basis and in accordance with each Unitholder’s relative ownership of Units.

Section 4.2 Allocations.

(a) Subject to Section 4.3, Profits or Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner as to reduce or eliminate, to the extent possible, any difference, as of the end of such Fiscal Year, between (a) the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder’s share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)) and (iii) such Unitholder’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)) and (b) the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement and the Delaware Act, determined as if the Company were to (i) liquidate the assets of the Company for an amount equal to their Book Value and satisfy the liabilities of the Company in cash (limited in the case of non-recourse liabilities to the Book Value of the assets securing such liabilities) and (ii) distribute the proceeds of such liquidation pursuant to Section 11.2.

(b) If during any Fiscal Year there is a change in any Unitholder’s interest in the Company as a result of the admission of one or more Members, the withdrawal of a Member, or a Transfer of an interest in the Company, the Profits, Losses, or any other item allocable to the Unitholders under this Agreement for the Fiscal Year shall be allocated among the Unitholders so as to reflect their varying interests in the Company during the Fiscal Year, using any permissible method convention or extraordinary item under Section 706 of the Code and the Treasury Regulations promulgated thereunder, as reasonably selected by the Board. In furtherance of the foregoing, any such permissible method, convention or extraordinary item selected by the Board shall be set forth in a dated, written statement maintained with the Company’s books and records.

The Unitholders hereby agree that any such selection by the Board is made by “agreement of the partners” within the meaning of Treasury Regulation Section 1.706-4(f).

Section 4.3 Special Allocations.

(a) Minimum Gain Chargeback. Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b) Unitholder Nonrecourse Debt Minimum Chargeback. Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Taxable Year shall be allocated to each holder of Common Units ratably among such Unitholders based upon their ownership of Common Units. Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a Minimum Gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) Qualified Income Offset. If any Unitholder that unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Section 4.3(a) and Section 4.3(b), but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) Allocation of Certain Profits and Losses. Profits and Losses described in Section 3.5(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(e) Regulatory Allocations. The allocations set forth in Sections 4.3(a)-(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the Company or make the Company distributions. Accordingly, notwithstanding the other provisions of this Article IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero. In addition, if in any Fiscal Year or Fiscal Period there is a decrease in partnership Minimum Gain, or in partner nonrecourse debt Minimum Gain, and application of the Minimum Gain chargeback requirements set forth in Section 4.3(a) or Section 4.3(b) would cause a distortion in the economic arrangement among the Unitholders, the Board may, if it does not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such Minimum Gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such Minimum Gain chargeback requirement.

(f) Any item of deduction with respect to a Tax that is offset for a Unitholder under Section 4.6 shall be allocated to the Unitholder for which such payment is to be offset. For the avoidance of doubt, all tax deductions described in this Section 4.3(f) shall be taken into account in determining the amount of Tax Distribution made under the provisions of Section 4.1(a)(i).

(g) Allocations and other adjustments with respect to any “non-compensatory options” (as defined in Treasury Regulation Section 1.721-2(f)), shall be made in accordance with the Treasury Regulations including Treasury Regulations Section 1.721-2.

Section 4.4 Offsetting Allocations. If, and to the extent that, any Member is deemed to recognize any item of income, gain, deduction or loss as a result of any transaction between such Member and the Company pursuant to Sections 83, 482, or 7872 of the Code or any similar provision now or hereafter in effect, the Board shall use its commercially reasonable efforts to allocate any corresponding Profit or Loss to the Member who recognizes such item in order to reflect the Members’ economic interest in the Company.

Section 4.5 Tax Allocations.

(a) Allocations Generally. Except as provided in Section 4.5(b) below, for U.S. federal, state and local income Tax purposes, each item of income, gain, loss or deduction shall be allocated among the Unitholders in the same manner and in the same proportion that the corresponding book items have been allocated among the Unitholders’ respective Capital Accounts; provided that, if any such allocation is not permitted by the Code or other applicable law, then each subsequent item of income, gains, losses, deductions and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Code Section 704(c) Allocations. Items of the Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for Tax purposes, be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such asset for federal income Tax purposes and its initial Book Value. Such allocations shall be made using a reasonable method specified in Treasury Regulations Section 1.704-3. In addition, if the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income Tax purposes and its Book Value in the same manner as under Code Section 704(c). Notwithstanding the foregoing, the Board shall determine all allocations pursuant to this Section 4.5(b) using any method selected by the Board that is permitted under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c) Section 754 Election. The Company will make an election under Section 754 of the Code (or any comparable election under relevant state or local Law) for its Taxable Year that includes or begins on the date of this Agreement to adjust the basis of the Company property as permitted and provided in Sections 734 and 743 of the Code. Such election shall be effective solely for federal (and, if applicable, state and local) income Tax purposes and shall not result in any adjustment to the Book Value of any Company asset or to the Member’s Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)).

(d) Allocation of Tax Credits, Tax Credit Recapture, Etc. Allocations of Tax credits, Tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii) and (viii).

(e) Corrective Allocations. If necessary, the Company will make corrective allocations as set forth in Treasury Regulation Section 1.704-1(b)(4)(x).

(f) Effect of Allocations. Allocations pursuant to this Section 4.5 are solely for purposes of U.S. federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, Distributions (other than Tax Distributions) or other items pursuant to any provision of this Agreement.

Section 4.6 Indemnification and Reimbursement for Payments on Behalf of a Unitholder. Except as otherwise provided in Article VI, if the Company is required by law to make any payment to a Governmental Entity that is specifically attributable to a Unitholder or a Unitholder’s status as such (including U.S. federal withholding Taxes, state personal property Taxes, and state unincorporated business Taxes), then such Unitholder shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties and related expenses). The Board may offset Distributions or other amounts to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 4.6 or with respect to any other amounts owed by the Unitholder to the Company or any of its Subsidiaries. A Unitholder’s obligation to indemnify and make contributions to the Company under this Section 4.6 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 4.6, the Company shall be treated as continuing in existence, and will survive any partial or complete Transfer or redemption of Unitholder’s interest in the Company. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 4.6, including instituting a lawsuit to collect such indemnification and contribution, with interest calculated at a rate equal to the Base Rate plus three percentage points per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each Fiscal Quarter.

Section 4.7 Prior Agreements Allocations. The parties acknowledge and agree that in connection with the consummation of the Transactions contemplated by the Transaction Agreement, there shall be a closing of the books of the Company in accordance with Code Section 706 and the Treasury Regulations thereunder utilizing the “interim closing method” under the monthly convention, and that in connection therewith (x) all items of profit, gain, deduction, loss and credit attributable to taxable periods (or portions thereof) ending prior to the date hereof shall be made to the members of the Company in such periods in accordance with the Prior LLC Agreement, and (y) all items of profit, gain, deduction, loss and credit attributable to taxable periods (or portions thereof) beginning on or after the date hereof shall be made in accordance with this Agreement.

ARTICLE V

MANAGEMENT AND CONTROL OF BUSINESS

Section 5.1 Management.

(a) Establishment. Except as otherwise specifically provided in this Agreement or by non-waivable provision of the Delaware Act, the business, property and affairs of the Company shall be managed, operated and controlled at the sole, absolute and exclusive direction of the board of managers (the “Board” and each manager of the Board, a “Manager”) in accordance with the terms of this Agreement. Except as otherwise expressly provided by this Agreement, no Member shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Company. Each Manager shall be a “manager” (as defined in the Delaware Act) of the Company, but notwithstanding the foregoing, no Manager shall have any rights or powers beyond the rights and powers granted to such Manager in this Agreement. Notwithstanding any duty existing at law, in equity or otherwise, with respect to any matter that is to be voted on by the Managers, a Manager may grant a proxy to any other Manager or other Person.

(b) Number of Managers; Term of Office. The authorized number of Managers shall be two Managers. The following individuals shall initially be elected to the Board:

(i) one representative designated by Vivid Seats or any successor Manager designated by Vivid Seats (the “Vivid Seats Manager”), who shall initially be Stanley Chia; and

(ii) one representative designated by Topco or any successor Manager designated by Topco (the “Topco Manager”), who shall initially be Mark Anderson.

The Managers shall hold office until their respective successors are designated in accordance with the terms set forth below.

(c) Vacancies. In the event that any designee under Section 5.1(b) for any reason ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by the Person that is originally entitled to designate such Manager pursuant to Section 5.1(b) (provided that, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this Section 5.1(c), such vacant managership shall remain vacant until such managership is filled pursuant to this Section 5.1(c)).

(d) Voting. For each matter that is put to a vote of the Board, the Vivid Seats Manager shall be entitled to two (2) votes, and the Topo Manager shall be entitled to one (1) vote. Any decisions to be made by the Board shall require the approval of a majority of the votes entitled to vote on such matter.

(e) Powers. The Board is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s business, and the actions of the Board taken in accordance with such rights and powers shall bind the Company (and no Member shall have such right). The Board shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Board may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Company to any Person (including any Member, officer or employee of the Company) to enter into and perform any document on behalf of the Company. Without limiting the foregoing, the Board shall have the sole power and authority to effect any of the following by the Company or any of its Subsidiaries in one or a series of related transactions, in each case without the vote, consent or approval of any other Member or Unitholder or any other Person: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); (ii) any merger, consolidation, division, reorganization or other combination of the Company with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; or (v) any incurrence of indebtedness. Except for any vote, consent or approval of any Unitholder expressly required by this Agreement, if a vote, consent or approval of the Unitholders is required by the Delaware Act or other applicable law with respect to any action to be taken by the Company or matter considered by the Board, each Unitholder will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the Board on such action or matter.

(f) Meetings of the Board. The Board shall meet at such time and at such place (either within or without the State of Delaware) as the Board may designate. Advance notice of any regular or special meeting shall be given to the Managers at least two (2) business days in advance of such meeting. The business to be transacted at, or the purpose of, any regular or special meeting of the Board shall be specified in reasonable detail in such notice. A record shall be maintained by the Company of each meeting of the Board.

(g) Conduct of Meetings. Any meeting of the Board may be held, and any Manager may attend and vote and be present at a meeting, in person (including by proxy given to another Manager), telephonically or by means of other communications equipment allowing all persons participating in the meeting to hear each other.

(h) Quorum. The presence (in person, telephonically, by means of communications equipment, by proxy or by operation of this Section 5.1(h)) of the Managers holding a majority of votes entitled to vote shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting.

(i) Attendance and Waiver of Notice. Attendance by a Manager at any meeting (in person, telephonically, by means of communications equipment or by proxy) shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(j) Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, setting forth the action so taken, and signed by all Managers.

(k) Compensation of Managers; Reimbursement. Except as approved by the Board, and then only in reasonable amounts as determined by the Board, the Managers shall receive no compensation for serving in such capacity. The Managers constituting the Board shall be entitled to be reimbursed, out of available cash, for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder.

(l) Reliance by Third Parties. Any Person dealing with the Company, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

Section 5.2 Investment Company Act. The Board shall use reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 5.3 Officers.

(a) Officers. Unless determined otherwise by the Board, the officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and each other officer of Vivid Seats shall also be an officer of the Company, with the same title. All officers shall be appointed by the Board (or by the Chief Executive Officer to the extent the Board delegates such authority to the Chief Executive Officer) and shall hold office until their successors are appointed by the Board (or by the Chief Executive Officer to the extent the Board delegates such authority to the Chief Executive Officer). Two or more offices may be held by the same individual. The officers of the Company may be removed by the Board (or by the Chief Executive Officer to the extent the Board delegates such authority to the Chief Executive Officer) at any time for any reason or no reason.

(b) Other Officers and Agents. The Board may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

(c) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of Members if present thereat.

(d) President. The President shall be the chief executive officer of the Company in the absence of the Chief Executive Officer. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed from time to time by the Board.

(e) Chief Financial Officer. The Chief Financial Officer shall be the chief financial officer of the Company and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Company. The books of account shall at all times be open to inspection by the Board. The Chief Financial Officer shall deposit all monies and other valuables in the name of, and to the credit of, the Company with such depositaries as may be designated by the Board.

(f) Treasurer. The Treasurer shall have the custody of Company funds and securities and shall keep full and accurate account of receipts and disbursements. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Board or the Chief Executive Officer. The Treasurer shall disburse the funds of the Company as may be ordered by the Board or the Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the Board and the Chief Executive Officer whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Board, the Treasurer shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board shall prescribe.

(g) Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Members and all other notices required by applicable law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, or by the Board. He or she shall record all the proceedings of the meetings of the Company, and shall perform such other duties as may be assigned to him or her by the Board or by the Chief Executive Officer.

(h) Other Officers. Other officers, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board or by the Chief Executive Officer.

Section 5.4 Fiduciary Duties.

(a) Members and Unitholders. To the fullest extent permitted by law, including Section 18-1101(e) of the Delaware Act, and notwithstanding any duty otherwise existing at law or in equity, no Member or Unitholder, solely in its capacity as such, shall owe any fiduciary duty to the Company, the Board, any Member, any Unitholder or any other Person bound by this Agreement, provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Nothing in this Section 5.4(a) shall limit the liabilities, duties or obligations of any Member or Unitholder acting in his or her capacity as an officer or Board pursuant to any other provision of this Agreement.

(b) Board and Officers. Notwithstanding any other provision to the contrary in this Agreement, except as set forth in the last sentence of Section 5.1(a) or Section 5.4(c), (i) the Managers shall, in their capacity as Managers, and not in any other capacity, have the same fiduciary duties to the Company and the Unitholders and Members as members of a board of directors of a Delaware corporation; and (ii) each officer of the Company shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and the Unitholders and Members as an officer of a Delaware corporation. For the avoidance of doubt, the fiduciary duties described in clause (i) above shall not be limited by the fact that the Board shall be permitted to take certain actions in its sole or reasonable discretion pursuant to the terms of this Agreement or any agreement entered into in connection herewith.

(c) Board Conflicts. The parties hereto acknowledge that the members of Vivid Seats’ board of directors will owe fiduciary duties to Vivid Seats and its stockholders. The Board will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Board, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of Vivid Seats, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Board, the Members and/or the stockholders of Vivid Seats in a manner that does not (i) disadvantage the Members of their interests relative to the stockholders of Vivid Seats or (ii) advantage the stockholders of Vivid Seats relative to the Members or (iii) treat the Members and the stockholders of Vivid Seats differently; provided that in the event of a conflict between the interests of the stockholders of Vivid Seats and the interests of the Members, such Members agree that the Board shall discharge its fiduciary duties to such Members by acting in the best interests of Vivid Seats’ stockholders.

(d) Waiver. Any duties and liabilities set forth in this Agreement shall replace those existing at law or in equity and each of the Company, each Member and Unitholder and any other Person bound by this Agreement hereby, to the fullest extent permitted by applicable law, including Section 18-1101(e) of the Delaware Act, waives the right to make any claim, bring any action or seek any recovery based on any duties or liabilities existing at law or in equity other than any such duties and liabilities set forth in this Agreement.

ARTICLE VI

EXCULPATION AND INDEMNIFICATION

Section 6.1 Exculpation.

(a) Actions in Capacity as a Member or Unitholder. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, no Member, Unitholder (other than the Board, acting in its capacity as such) or its respective Indemnitees shall be liable to the Company, any Member, any Unitholder or any other Person bound by this Agreement as a result of or arising out any action of or omission by such Member or Unitholder solely in its capacity as a Member or Unitholder, except to the extent such Obligations arise out of such Member’s (1) material breach of this Agreement or any other Transaction Document or (2) bad faith violation of the implied contractual covenant of good faith and fair dealing, in each case as determined by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected).

(b) Other Actions. To the fullest extent permitted by applicable law, and except as otherwise expressly provided herein, no Indemnitee shall be liable to the Company, any Member, any Unitholder or any other Person bound by this Agreement as a result of or arising out of the activities of the Indemnitee on behalf of the Company to the extent within the scope of the authority reasonably believed by such Indemnitee to be conferred on such Indemnitee, except to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of Vivid Seats (as the same may be amended from time to time).

Section 6.2 Indemnification. To the fullest extent permitted by applicable law, each of (a) the Managers, (b) the Unitholders and Members and their respective Affiliates, (c) the stockholders, members, managers, directors, officers, partners, employees and agents of the Unitholders, Members and their respective Affiliates, (d) the PR and any “designated individual” and (e) the officers and directors of Vivid Seats, the Company and each of their Subsidiaries (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Obligations”), which at any time may be imposed on, incurred by, or asserted against, the Indemnitee as a result of or arising out of this Agreement, Vivid Seats, the Company, their respective assets, businesses or affairs, or the activities of the Indemnitee on behalf of Vivid Seats, the Company or any of their Subsidiaries to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that, to the extent such Indemnitee is not entitled to exculpation with respect to such Obligations pursuant to Section 6.1, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent such Indemnitee would not be entitled to exculpation or indemnification pursuant to the articles of incorporation and bylaws of Vivid Seats (as the same may be amended from time to time); provided further, that, to the extent such Indemnitee is entitled to exculpation with respect to such Obligations pursuant to Section 6.1, the Indemnitee shall not be entitled to indemnification for any such Obligations to the extent they arise out of such Indemnitee’s (1) material breach of this Agreement or any other Transaction Document or (2) bad faith violation of the implied contractual covenant of good faith and fair dealing. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee was not entitled to indemnification hereunder. Any indemnification pursuant to this Section 6.2 shall be made only out of the assets of the Company and no Member shall have any personal liability on account thereof.

Section 6.3 Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 6.2 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in Section 6.2; provided that such undertaking shall be unsecured and interest free and shall be accepted without regard to an Indemnitee’s ability to repay amounts advanced and without regard to an Indemnitee’s entitlement to indemnification.

Section 6.4 Non-Exclusivity; Savings Clause. The indemnification and advancement of expenses set forth in Section 6.2 and Section 6.3 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other agreement, policy of insurance or otherwise. The indemnification and advancement of expenses set forth in Section 6.2 and Section 6.3 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person. If Section 6.1, Section 6.2 or Section 6.3 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless exculpate, indemnify and advance expenses each Indemnitee to the fullest extent permitted by any applicable portion of such sections not so invalidated and to the fullest extent permitted by applicable law. The exculpation, indemnification and advancement of expenses provisions set forth in Section 6.1, Section 6.2 and Section 6.3 shall be deemed to be a contract between the Company and each of the Persons constituting Indemnitees at any time while such provisions remain in effect, whether or not such Person continues to serve in such capacity and whether or not such Person is a party hereto. In addition, neither Sections 6.1, Section 6.2 nor Section 6.3 may be retroactively amended to adversely affect the rights of any Indemnitee arising in connection with any acts, omissions, facts or circumstances occurring prior to such amendment.

Section 6.5 Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article VI.

ARTICLE VII

ACCOUNTING AND RECORDS; TAX MATTERS

Section 7.1 Accounting and Records. The books and records of the Company shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Board. The books and records of the Company shall reflect all Company transactions and shall be made and maintained in a manner that is appropriate and adequate for the Company’s business.

Section 7.2 Preparation of Tax Returns; Administrative Matters.

(a) The Company shall arrange for the preparation and timely filing of all Tax returns required to be filed by the Company, and making any elections described in Section 7.3. Each Unitholder shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is necessary to enable the Company’s income Tax returns to be prepared and filed.

(b) The Company shall deliver to each Unitholder (A) preliminary information relating to the Company (including a draft Schedule K-1) that is necessary for the preparation of such Unitholder’s returns for federal and state income Tax and any other Tax reporting purposes for a Taxable Year no later than February 15 of the following Taxable Year and (B) by February 28 of such following Taxable Year, such final information (including a final Schedule K-1) that is consistent in all respects with the estimates provided pursuant to clause (A), subject to any reasonable comments received from Unitholders owning 5% or more of the outstanding Common Units that are received by February 23 of such following Taxable Year, which the Company shall consider in good faith. Subject to the preceding sentence, for so long as any Unitholder owns 5% or more of the outstanding Common Units, the Company shall (i) send a draft of any income tax return of the Company (other than the information and schedules referred to in the preceding sentence) to such Unitholder, at least fifteen (15) days prior to filing, for review and comment, and (ii) consider in good faith all reasonable comments received from such Unitholder at least five (5) days prior to the due date for the filing of any such tax return.

(c) For so long as any Unitholder owns 5% or more of the outstanding Common Units, the Company shall use reasonable best efforts to provide (or cause to be provided), at the Company’s expense, such accounting, tax, legal, insurance and administrative support to such Unitholder and its Affiliates (including with respect to Topco, for the avoidance of doubt, GTCR-Tickets Blocker Acquisition LLC and its Subsidiaries) as such Unitholder may reasonably request.

Section 7.3 Tax Elections. The Taxable Year shall be the Fiscal Year unless the Board shall determine otherwise. The Board shall determine whether to make or revoke any available election pursuant to the Code. Each Unitholder will upon request supply any information necessary to give proper effect to such election.

Section 7.4 Tax Controversies.

(a) Vivid Seats shall be the “partnership representative” (or “PR”) of the Company for purposes of the Partnership Tax Audit Rules, and, as such, shall be authorized to designate any other Person selected by Vivid Seats as the partnership representative. Each Member, by execution of this Agreement, hereby consents to the appointment of Vivid Seats (or its designee) as the PR as set forth herein and agrees to execute, certify, acknowledge, deliver, swear to, file and record, at the appropriate public offices, such documents as may be necessary or appropriate to evidence such consent and agrees to take, and that the PR is authorized to take (or cause the Company to take), such other actions as may be necessary pursuant to the Partnership Tax Audit Rules to cause such designation. The PR shall be authorized and required to represent the Company (at the Company’s expense) in connection with all audits and examinations of the Company’s affairs by Tax authorities, including resulting administrative and judicial proceedings, and to expend the Company’s funds for professional services and reasonably incurred in connection therewith. In addition, the PR shall have the power and authority to (i) manage, control, settle, challenge, litigate, or prosecute, on behalf of the Company, any administrative proceedings or other action at the Company level with the Internal Revenue Service or any other taxing authority relating to the determination of any item of Company income, gain, loss, deduction, or credit for federal income tax purposes or otherwise relating to the Partnership Tax Audit Rules, and (ii) make any election under the Partnership Tax Audit Rules, and the PR shall have all other rights and powers granted under the Partnership Tax Audit Rules to a PR with respect to the Company and its Members;

provided, in each case, that as long as any Unitholder owns 5% or more of the outstanding Common Units, (A) the PR shall notify such Unitholder of, and keep such Unitholder reasonably informed with respect to, any such audits, examinations or resulting proceedings the outcome of which is reasonably expected to affect the tax liabilities of such Unitholder, (B) such Unitholder shall have the right to discuss with the PR, and provide input and comment to the PR regarding, any such audits, examinations or resulting proceedings, and (C) neither the PR nor any designated individual shall settle or compromise any such audits, examinations or resulting proceedings to the extent they relate to issues the resolution of which would reasonably be expected to affect the tax liability of such Unitholder without such Unitholder’s consent, such consent not to be unreasonably withheld, conditioned or delayed. Each Unitholder agrees to reasonably cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. For each Taxable Year in which the PR is an entity, the Company shall appoint the “designated individual” identified by the PR to act on its behalf in accordance with the applicable Partnership Tax Audit Rules. Promptly following a request of the PR or designated individual, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the PR and designated individual for all reasonable expenses, including legal and accounting fees, incurred by the PR and/or designated individual in its capacity as such.

(b) In the event of an audit by the Internal Revenue Service, or another applicable taxing authority, the PR shall make on a timely basis, to the extent permissible under applicable law, the election provided by Section 6226(a) of the Partnership Tax Audit Rules to treat a “partnership adjustment” as an adjustment to be taken into account by each Unitholder in accordance with Section 6226(b) of the Partnership Tax Audit Rules. If the election under Section 6226(a) of the of the Partnership Tax Audit Rules is made, each Unitholder who was a Unitholder of the Company for U.S. federal income tax purposes for the “reviewed year” (within the meaning of Code Section 6225(d)(1) of the Partnership Tax Audit Rules) shall take such adjustment into account as required under Section 6226(b) of the Partnership Tax Audit Rules and shall be liable for any related tax, interest, penalty, addition to tax, or additional amounts.

(c) In the event of an audit by the Internal Revenue Service or other applicable taxing authority, if the PR does not or is otherwise unable to make the election provided by Section 6226(a) of the Partnership Tax Audit Rules as noted above, the PR shall allocate the burden of any taxes (including, for the avoidance of doubt, any “imputed underpayment” within the meaning of Section 6225 of the Partnership Tax Audit Rules), penalties, interest and related expenses imposed on the Company pursuant to the Partnership Tax Audit Rules among the Unitholder to whom such amounts are attributable (whether as a result of their status, actions, inactions or otherwise), as reasonably determined by the PR and each Unitholder shall promptly upon request from the Board (and in any event within 5 days of such request) reimburse the Company in full for the entire amount the PR determines to be attributable to such Unitholder; provided that the Company will also be allowed to recover any amount due from such Unitholder pursuant to this sentence from any distribution otherwise payable to such Unitholder pursuant to this Agreement. Solely for purposes of determining the current Unitholder(s) to which any taxes or other amounts are attributable under this provision, references to any Unitholder in this Section 7.4(c) shall include a reference to each Person that previously held the Units currently held by such Unitholder (but only to the extent of such Person’s interest in such Units).

(d) The PR is authorized to, and shall follow principles (to the extent available) similar to those set forth in Section 7.4(a), Section 7.4(b) and Section 7.4(c) with respect to any audits by state, local, or foreign tax authorities and any tax liabilities that result therefrom.

(e) This Section 7.4 shall be interpreted to apply to Members and former Members and shall survive the transfer of a Member’s Units, the termination of this Agreement, and the termination, dissolution, liquidation and winding up of the Company.

ARTICLE VIII

TRANSFER OF UNITS; ADMISSION OF NEW MEMBERS

Section 8.1 Transfer of Units. Other than as provided for below in this Section 8.1, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Units except with the approval of the Board, which may be granted or withheld in its sole discretion. Without the approval of the Board (but otherwise in compliance with Section 8.1), a Member may, at any time, (a) Transfer any portion of such Member’s Units pursuant to Article IX, and (b) Transfer any portion of such Member’s Units to a Permitted Transferee of such Member. Any Transfer of Units to a Permitted Transferee of such Member by a Member which also holds Class B Common Stock must be accompanied by the transfer of a corresponding number of shares of Class B Common Stock (determined based upon the Exchange Rate then in effect) to such Permitted Transferee. Any purported Transfer of all or a portion of a Member’s Units not complying with this Section 8.1 shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that purported Transfer or to recognize the Person to which the Transfer purportedly was made as a Member. A Person acquiring a Member’s Units pursuant to this Section 8.1 shall not be admitted as a Substituted Member or an Additional Member except in accordance with the requirements of Section 8.2, but such Person shall, to the extent of the Units transferred to it, be entitled to such Member’s (i) share of Distributions, (ii) share of Profits and Losses and (iii) Capital Account in accordance with Section 3.5. Notwithstanding anything in this Section 8.1 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Units after the designation of a record date and declaration of a Distribution pursuant to Section 4.1 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Units) shall be entitled to receive such Distribution in respect of such transferred Units. Notwithstanding the foregoing, except as otherwise provided in this Agreement, including in Sections 3.2, 3.3 and 3.13 and Article IX, Vivid Seats may not Transfer all or any part of its Units without the consent of the Members (other than Vivid Seats) holding at least a majority of the aggregate Common Units then outstanding and held by such Members.

Section 8.2 Recognition of Transfer; Substituted and Additional Members.

(a) No direct or indirect Transfer of all or any portion of a Member’s Units may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Units shall be admitted to the Company as a Substituted Member or Additional Member hereunder, unless:

(i) the provisions of Section 8.1 shall have been complied with;

(ii) in the case of a proposed Substituted Member or Additional Member that is (A) a competitor or potential competitor of Vivid Seats or the Company or their respective Subsidiaries, (B) a Person with whom Vivid Seats or the Company or their respective Subsidiaries has had or is expected to have a material commercial or financial relationship or (C) likely to subject Vivid Seats or the Company or their respective Subsidiaries to any material legal or regulatory requirement or obligation, or materially increase the burden thereof, in each case as determined by the Board in its sole discretion, the admission of the purchaser, assignee, transferee or other recipient as a Substituted Member or Additional Member shall have been approved by the Board;

(iii) the Board shall have been furnished with the documents effecting such Transfer, in form and substance reasonably satisfactory to the Board, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the Board shall have executed (and the Board hereby agrees to execute) any other documents on behalf of itself and the Members required to effect the Transfer;

(iv) the provisions of Section 8.2(b) shall have been complied with;

(v) the Board shall be reasonably satisfied that such Transfer will not (A) result in a violation of the Securities Act or any other applicable law; or (B) cause an assignment under the Investment Company Act;

(vi) such Transfer would not cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any other association taxable as a corporation for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treas. Reg. § 1.7704-1;

(vii) the Board shall have received the opinion of counsel, if any, required by Section 8.2(c) in connection with such Transfer; and

(viii) all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members.

(b) Each Substituted Member and Additional Member shall be bound by all of the provisions of this Agreement. Each Substituted Member and Additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Board, as the Board reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such Substituted Member or Additional Member to be bound by all the terms and provisions of this Agreement with respect to the Units acquired by such Substituted Member or Additional Member. The admission of a Substituted Member or Additional Member shall not require the consent of any Member (but shall require the consent of the Board, if and to the extent such consent of the Board is expressly required by this Article VIII). As promptly as practicable after the admission of a Substituted Member or Additional Member, the Unit Ownership Ledger and other books and records of the Company shall be changed to reflect such admission.

(c) As a further condition to any Transfer of all or any part of a Member’s Units, the Board may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Board, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Board, as to such matters as are customary and appropriate in transactions of this type, including, without limitation (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to Article IX.

Section 8.3 Expense of Transfer; Indemnification. All reasonable costs and expenses incurred by the Board and the Company in connection with any Transfer of a Member’s Units, including any filing and recording costs and the reasonable fees and disbursements of counsel for the Company, shall be paid by the transferring Member. In addition, the transferring Member hereby indemnifies the Board and the Company against any losses, claims, damages or liabilities to which the Board, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

ARTICLE IX

REDEMPTION; EXCHANGE

Section 9.1 Redemption of Common Units.

(a) Elective Redemption.

(i) From and after the First Redemption Time, each Member (other than Vivid Seats and its Subsidiaries) shall be entitled, upon the terms and subject to the conditions hereof, to cause the Company to redeem its Redeemable Units in whole or in part, in each case, relating to a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (in each case, free and clear of all Liens) of such Member, in exchange for the delivery to the Member (or its designee) of either, at the option of the Board, (x) a number of shares of Class A Common Stock that is equal to the product of the applicable Redeemed Unit Amount multiplied by the Exchange Rate or (y) solely in connection with a Redemption (including a Change of Control Redemption) that coincides with a substantially concurrent public offering or private sale of Class A Common Stock, the applicable Cash Payment. Any redemption of Redeemable Units for Class A Common Stock or the Cash Payment, as applicable, is defined herein as a “Redemption.” Subject to Section 9.1(a)(ii), after the First Redemption Time, each Member (other than Vivid Seats and its Subsidiaries) may elect to cause the Company to redeem Redeemable Units at any time and from time to time in accordance with the terms of this Agreement, but a Unitholder may not cause a Redemption more than once per Fiscal Quarter without the prior consent of Vivid Seats. The minimum number of Redeemable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, if any) that may be redeemed by any Member shall be the lesser of (1) 20,000 and (2) all of the Redeemable Units (and corresponding number of shares of Class B Common Stock taking into account the Exchange Rate, if any) then held by such Member and its Affiliates. Notwithstanding anything to the contrary herein, the Company shall not, nor shall Vivid Seats pursuant to Section 9.1(f), effectuate a Cash Payment pursuant to this Section 9.1(a) or Section 9.1(b) unless (A) Vivid Seats determines to consummate a private sale or public offering of Class A Common Stock on, or not later than five (5) Business Days after, the relevant Redemption Date and (B) Vivid Seats contributes sufficient proceeds from such private sale or public offering to the Company for payment by the Company of the applicable Cash Payment. For the avoidance of doubt, the Company shall have no obligation to make a Cash Payment that exceeds the cash contributed to the Company by Vivid Seats from Vivid Seats’ offering or sales of Class A Common Stock referenced earlier in this Section 9.1(a)(i).

(ii) Notwithstanding anything to the contrary contained herein, the Company shall not, nor shall Vivid Seats pursuant to Section 9.1(f), be obligated to effectuate a Redemption of Redeemable Units as set forth in this Section 9.1(a), and the Company shall have the right to refuse to honor any request for such a Redemption, if at any time Vivid Seats or the Company determines based on the advice of counsel that such Redemption would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Redemption under the Securities Act, or an exemption from the registration requirements thereof). Upon such determination, Vivid Seats or the Company (as applicable) shall notify the Member requesting such Redemption, which such notice shall include an explanation in reasonable detail as to the reason that the Redemption request has not been honored.

(iii) A Member shall exercise its right to cause the Company to effectuate a Redemption of Redeemable Units, as set forth in this Section 9.1(a) by delivering to the Company, with a contemporaneous copy delivered to Vivid Seats, during normal business hours, (A) a written election of redemption in respect of the Redeemable Units to be redeemed substantially in the form of Exhibit A hereto (a “Redemption Notice”), duly executed by such Member; (B) any certificates in such Member’s possession representing such Redeemable Units, (C) any stock certificates in such Member’s possession representing the corresponding number of shares of Class B Common Stock to be retired in connection with such Redemption, in accordance with Section 4.04(b) of the Vivid Seats’ certificate of incorporation and (D) if Vivid Seats, the Company or any redeeming Subsidiary requires the delivery of the certification contemplated by Section 9.4(b), such certification or written notice from such Member that it is unable to provide such certification. Unless such Member timely has delivered a Retraction Notice pursuant to Section 9.1(a)(vi), a Redemption pursuant to this Section 9.1(a) shall be effected on the fifth (5th) Business Day following the Business Day on which Vivid Seats and the Company have received the items specified in clauses (A)-(D) of the first sentence of this Section 9.1(a)(iii) or such later date that is a Business Day specified in the Redemption Notice (such Business Day, the “Redemption Date”); provided, that the Company may establish alternate exchange procedures as necessary in order to facilitate the establishment by such Member of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. On the Redemption Date, all rights of such Member as a holder of the Redeemable Units (and the corresponding number of shares of Class B Common Stock to be cancelled) that are subject to the Redemption shall cease, and unless the Company has elected Cash Payment, such Member (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by such Member in respect of such Redemption.

(iv) Within two (2) Business Days following the Business Day on which Vivid Seats and the Company have received the Redemption Notice, the Company shall give written notice (the “Contribution Notice”) to such Member of its intended settlement method; provided that if the Company does not timely deliver a Contribution Notice, the Company shall be deemed to have not elected the Cash Payment method.

(v) The Member may specify, in an applicable Redemption Notice, that the Redemption is to be contingent (including as to timing) upon the occurrence of any transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, Change of Control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination.

(vi) A Member may withdraw or amend its Redemption Notice, in whole or in part, at any time prior to 5:00 p.m. New York, New York time, on the Business Day immediately prior to the Redemption Date by giving written notice (a “Retraction Notice”) to the Company (with a copy to Vivid Seats) specifying (in each case, subject to the requirements set forth in Section 9.1(a)((i))) (A) the number of withdrawn Redeemable Units, (B) the number of Redeemable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate) as to which the Redemption Notice remains in effect, if any, and (C) if the Member so determines, a new Redemption Date or any other new or revised information permitted in the Redemption Notice.

(b) Change of Control. In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Class A Common Stock and Class B Common Stock that may be required:

(i) Vivid Seats shall have the right to require each Member (other than Vivid Seats and its Subsidiaries) to effectuate a Redemption by the Company of some or all of such Member’s Redeemable Units, relating to a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (in each case, free and clear of all Liens) of such Member, in each case, in exchange for the delivery to such Member (or its designee) of a number of shares of Class A Common Stock that is equal to the product of the applicable Redeemed Unit Amount and the Exchange Rate (such Redemption, a “Change of Control Redemption”); provided that, if Vivid Seats elects to require such Member to redeem less than all of its outstanding Redeemable Units (and the corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate), such Member’s participation in the required Redemption shall be reduced pro rata based on ownership of Redeemable Units. For the avoidance of doubt, any Redeemable Units that are not redeemed pursuant to a Change of Control Redemption may be caused to be redeemed by the Member after the Change of Control transaction pursuant to Section 9.1(a) subject to and in accordance with the terms thereof.

(ii) The election of Vivid Seats pursuant to this Section 9.1(b) shall be at the sole discretion of Vivid Seats upon the approval thereof by a majority of the Board of Directors of Vivid Seats.

(iii) Any Redemption pursuant to this Section 9.1(b) shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Redemption Date”). From and after the Change of Control Redemption Date, such Member shall cease to have any rights with respect to the Redeemable Units (and the corresponding number of shares of Class B Common Stock to be cancelled) that are subject to the Redemption pursuant to this Section 9.1(b) (other than the right to receive shares of Class A Common Stock pursuant to Section 9.1(b)(i) upon compliance with its obligations under Section 9.1(c)).

(iv) Vivid Seats shall provide written notice of an expected Change of Control to each Member within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Redeemable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be equivalent whether paid for Redeemable Units and shares of Class B Common Stock or shares of Class A Common Stock), any election with respect to types of consideration that a holder of Redeemable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Redeemable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, to be transferred to the acquirer by all shareholders in the Change of Control, and the number of Redeemable Units and shares of Class B Common Stock held by each Member that Vivid Seats intends to require to be redeemed for shares of Class A Common Stock in connection with the Change of Control. Vivid Seats shall update such notice from time to time to reflect any material changes to such notice. Vivid Seats may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9, Preliminary Merger Proxy on Schedule 14A, Definitive Merger Proxy on Schedule 14A or similar form filed with the SEC.

(c) Redemption Procedure on Change of Control Redemption. On or prior to the Change of Control Redemption Date, each Member shall deliver to Vivid Seats and the Company, during normal business hours at the principal executive offices of Vivid Seats and the Company, respectively: (A) a Redemption Notice, duly executed by such Member, (B) any certificates in such Member possession representing the Redeemable Units being surrendered by such Member,

(C) any stock certificates in such Member’s possession representing the corresponding number of shares of Class B Common Stock to be retired in connection with such Redemption, in accordance with Section 4.04(b) of Vivid Seats’ certificate of incorporation and (D) if Vivid Seats, the Company or any redeeming Subsidiary requires the delivery of the certification contemplated by Section 9.4(b), such certification or written notice from such Member that it is unable to provide such certification.

(d) Redemption Consideration. As promptly as practicable on or after the Redemption Date or Change of Control Redemption Date, as applicable, provided the Member has satisfied its obligations under Section 9.1(a)(iii) or Section 9.1(c), as applicable, the Company or Vivid Seats shall deliver or cause to be delivered to such Member (or its designee), either certificates or evidence of book-entry shares representing the number of shares of Class A Common Stock deliverable upon the applicable Redemption, registered in the name of such Member (or its designee) or, if the Company has so elected, the Cash Payment. Notwithstanding anything set forth in this Section 9.1(d) to the contrary, to the extent the Class A Common Stock issued in the Redemption will be settled through the facilities of The Depository Trust Company, the Company or Vivid Seats will, upon the written instruction of such Member, deliver the shares of Class A Common Stock deliverable to such Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Member in the Exchange Election Notice. Upon the Member exercising its Redemption right in accordance with Section 9.1(a)(i) or the occurrence of a Change of Control Redemption, the Company or Vivid Seats shall take such actions as (A) may be required to ensure that the Member receives the shares of Class A Common Stock or the Cash Payment that such member is entitled to receive in connection with such Redemption pursuant to this Section 9.1, and (B) may be reasonably within its control that would cause such Redemption to be treated for purposes of the Tax Receivable Agreement as an “Exchange” under the Tax Receivable Agreement.

(e) Contribution by Vivid Seats. In connection with any Redemption by the Company, Vivid Seats shall contribute to the Company the shares of Class A Common Stock or Cash Payment that the Member is entitled to receive in such Redemption. Unless such Member has timely delivered a Retraction Notice as provided in Section 9.1(a)(vi), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (i) Vivid Seats shall make a capital contribution to the Company (in the form of the shares of Class A Common Stock or the Cash Payment that such Member is entitled to receive in such Redemption) required under this Section 9.1(e), (ii) the Company shall transfer such shares of Class A Common Stock or Cash Payment to such Member in redemption of such Member’s Units in the Company, and (iii) in the case of a Redemption for Class A Common Stock and/or the Cash Payment (as applicable), the Company shall issue to Vivid Seats a number of Common Units equal to the Redeemed Unit Amount surrendered by such Member.

(f) Direct Exchange Right of Vivid Seats. Notwithstanding anything herein to the contrary, Vivid Seats may, in its sole discretion, elect to effect, on the Redemption Date, the exchange of Redeemable Units for Class A Common Stock and/or the Cash Payment (as applicable) through a direct exchange of such Redeemable Units for Class A Common Stock and/or the Cash Payment (as applicable) between the Member, on the one hand, and Vivid Seats (and/or, if designated by Vivid Seats, one or more of its Subsidiaries), on the other hand (a “Direct Exchange”) (rather than contributing the Class A Common Stock and/or the Cash Payment (as

applicable) to the Company for purposes of the Company redeeming the Redeemable Units in accordance with this Article IX). The applicable provisions of this Article IX shall apply to such Direct Exchange, mutatis mutandis, with Vivid Seats (and/or one or more of its Subsidiaries) directly acquiring the Redeemable Units, in lieu of the Company, and otherwise discharging the obligations of the Company with respect to delivery of Class A Common Stock and/or the Cash Payment (as applicable) to which the Member is entitled. Vivid Seats may, at any time prior to a Redemption Date (including after delivery of an Election Notice), deliver written notice (an “Exchange Election Notice”) to the Company and the redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange; provided, that such election is subject to the limitations set forth in this Article IX and does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by Vivid Seats at any time; provided, that any such revocation does not unreasonably prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable only for all (and not less than all) of the Redeemable Units that would have otherwise been subject to a Redemption.

(g) Legends.

(i) The shares of Class A Common Stock issued upon a Redemption or Direct Exchange, other than any such shares issued in a Redemption or Direct Exchange subject to an effective registration statement under the Securities Act, shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) If (A) any shares of Class A Common Stock have been sold pursuant to a registration statement that has been declared effective by the SEC, (B) all of the applicable conditions of Rule 144 are met, or (C) the legend (or a portion thereof) otherwise ceases to be applicable, Vivid Seats, upon the written request of the holder thereof, shall promptly provide such holder or its respective transferees with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such holder shall provide Vivid Seats with such information in its possession as Vivid Seats may reasonably request (which may include an opinion of counsel reasonably acceptable to Vivid Seats) in connection with the removal of any such legend.

(h) Cancellation of Class B Common Stock. Any shares of Class B Common Stock surrendered in a Redemption or Direct Exchange shall automatically be deemed cancelled without any action on the part of any Person, including Vivid Seats. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(i) Expenses. Except as otherwise agreed, Vivid Seats, the Company, any exchanging Subsidiary and the redeeming Member shall bear their own expenses in connection with the consummation of any Redemption or Direct Exchange, whether or not any such Redemption or Direct Exchange is ultimately consummated, except that Vivid Seats shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Redemption or Direct Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Member (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Member) or the Cash Payment is to be paid to a Person other than the Member, then such Member or the Person in whose name such shares are to be delivered or to whom the Cash Payment is to be paid shall pay to Vivid Seats the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Redemption or Direct Exchange or shall establish to the reasonable satisfaction of Vivid Seats that such tax has been paid or is not payable.

Section 9.2 Adjustments. The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of Class A Common Stock; or (b) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class B Common Stock or Common Units. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Redemption, the Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 9.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

Section 9.3 Class A Common Stock to be Issued.

(a) Vivid Seats shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, such number of shares of Class A Common Stock as shall be sufficient to effect the conversion of all outstanding Common Units; provided, however, that nothing contained herein shall be construed to preclude Vivid Seats from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of Vivid Seats or any subsidiary thereof).

(b) Vivid Seats has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of Vivid Seats (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Vivid Seats for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of Vivid Seats (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Vivid Seats upon the registration of any class of equity security of Vivid Seats pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(c) If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, Vivid Seats shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(d) Vivid Seats covenants that all shares of Class A Common Stock issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive, participation or similar right of stockholders to subscribe for or acquire equity interests of Vivid Seats or to any right of first refusal or other right in favor of any Person.

Section 9.4 Withholding; Certification of Non-Foreign Status.

(a) If Vivid Seats or the Company shall be required to withhold any amounts by reason of any U.S. federal, state, local or foreign tax rules or regulations in respect of any Redemption or Direct Exchange, Vivid Seats or the Company, as the case may be, shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Vivid Seats or the Company, as the case may be, may be required to withhold with respect to such Redemption or Direct Exchange. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the Member.

(b) Notwithstanding anything to the contrary herein, each of Vivid Seats and the Company may, in its discretion, require that a Member deliver to Vivid Seats or the Company, as the case may be, a duly completed and executed IRS Form W-9) (or other withholding form or certification) prior to a Redemption or Direct Exchange. In the event Vivid Seats or the Company has required delivery of such form or certification but such Member does not provide such form or certification, Vivid Seats or the Company, as the case may be, shall nevertheless deliver or cause to be delivered to such Member the Class A Common Stock or the Cash Payment in accordance with Section 9.1, but subject to withholding as provided in Section 9.4(a).

Section 9.5 Tax Treatment. Unless otherwise required by applicable law, the parties hereto acknowledge and agree that any Redemption or Direct Exchange with the Company or Vivid Seats shall be treated as a direct exchange between Vivid Seats and such Member for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Redemption or Direct Exchange consummated hereunder as a taxable sale of the Redeemable Units and Class B Common Stock (if any) by the Member to Vivid Seats for U.S. federal and applicable state and local income tax purposes except as otherwise mutually agreed to in writing by such Member and Vivid Seats and no party hereto shall take a position inconsistent with such intended tax treatment on any tax return, amendment thereof or any other communication with a taxing authority, in each case unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

Section 9.6 PTP Tax Consequences. Notwithstanding anything to the contrary herein, if the Board, after consultation with its outside legal counsel and tax advisor, determines in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Regulations as determined by the Board in its sole discretion) or that any Transfer, Redemption or Direct Exchange could (as determined in the reasonable discretion of the Board exercised in good faith) cause the Company to be treated as a “publicly traded partnership” under Section 7704 of the Code, the Company may impose such restrictions on such Transfers, Redemptions, and/or Direct Exchanges) as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

Section 9.7 Distributions. No Redemption or Direct Exchange will impair the right of a Member to receive any distribution for periods ending on or prior to the Redemption Date for such Redemption or Direct Exchange (but for which payment had not yet been made with respect to the Redeemable Units in question at the time the Redemption or Direct Exchange is consummated); provided that, for purposes of this Section 9.7, a Member’s right to receive its pro rata portion of any distribution by the Company in respect of such periods shall not be deemed impaired to the extent that the Company has not paid Vivid Seats its pro rata portion of such distribution prior to the consummation of the applicable Redemption or Direct Exchange.

Section 9.8 Blocker Merger Transaction Cooperation. From and after the First Redemption Time, if requested by any holder of Redeemable Units, the Board and the Company shall work together in good faith with any such requesting Unitholder to structure a transaction that provides for such Unitholder (or an Affiliate thereof) to, in lieu of exercising exchange rights applicable to all or a portion of the Redeemable Units held (directly or indirectly) by such Unitholder, cause an entity (a “Blocker Corporation”) that (i) is classified as a corporation for

U.S. federal income tax purposes, (ii) has no material assets other than Redeemable Units, (iii) has no liabilities other than any liabilities directly relating to the Redeemable Units held by such corporation, (iv) does not have, and has never engaged in, any activities other than holding Redeemable Units, and (v) was formed sufficiently in advance of the Blocker Merger Transaction (as defined below), to be merged with and into Vivid Seats or with or into one or more Subsidiaries of Vivid Seats that is treated as a corporation or an entity that is disregarded as separate from Vivid Seats for U.S. federal income tax purposes (any such merger, or any substantially similar transaction pursuant to which the equityholder of the Blocker Corporation receives Common Stock in exchange for all of the interests in the Blocker Corporation, a “Blocker Merger Transaction”). Such Unitholder shall notify the Board and the Company in writing of any request by the Unitholder to implement a Blocker Merger Transaction, and the Board, the Company and the applicable Unitholder shall work together to structure any such Blocker Merger Transaction in a manner that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and shall work together in good faith to draft definitive documentation with respect to any such Blocker Merger Transaction. Such definitive documentation shall (A) include customary representations and customary indemnification, including customary indemnification with respect to any taxes of or with respect to the Blocker Corporation, (B) provide for the rights, if any, the Unitholder may have under the Tax Receivable Agreement following any such Blocker Merger Transaction, and (C) require that the equityholders of such Blocker Corporation shall bear all costs and expenses (excluding Taxes except to the extent provided in clause (A)) in connection with such Blocker Merger Transaction. Notwithstanding the foregoing, in no event shall any Blocker Merger Transaction be required if such Blocker Merger Transaction would reasonably be expected to result in adverse tax consequences to the Company or any Subsidiary thereof, Vivid Seats or any Subsidiary thereof, or any other Unitholder.

ARTICLE X

RESIGNATION OF UNITHOLDERS

Section 10.1 Resignation of Unitholders. No Unitholder shall have the power or right to resign from the Company prior to the dissolution and winding up of the Company pursuant to Article XI, without the prior written consent of the Board (which consent may be withheld by the Board in its sole discretion), except as otherwise expressly permitted by this Agreement. Upon a Transfer of all of a Unitholder’s Units in a Transfer permitted by this Agreement, and (if applicable) the Equity Agreements, such Unitholder shall cease to be a Unitholder. Notwithstanding that payment on account of a resignation may be made after the effective time of such resignation, any completely resigning Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete resignation, and, in the case of a partial resignation, such Unitholder’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial resignation.

ARTICLE XI

DISSOLUTION AND LIQUIDATION

Section 11.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members. The Company shall dissolve, and its affairs shall be wound up upon the first of the following to occur:

(a) at the election of the Board;

(b) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Delaware Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XI the Company is intended to have perpetual existence. An Event of Withdrawal, in and of itself, shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement. Bankruptcy (as defined in Sections 18-101(1) and 18-304 of the Delaware Act) shall not cause a Member to cease to be a member of the Company.

Section 11.2 Liquidation and Termination. On the dissolution of the Company, the Board shall act as liquidator or may appoint one or more representatives, Members or other Persons as liquidator(s). The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as the Company’s expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Board. The steps to be accomplished by the liquidators are as follows:

(a) In accordance with Section 18-804 of the Delaware Act, the liquidators shall pay, satisfy or discharge from the Company’s funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine).

(b) After satisfaction of all liabilities of the Company in accordance with Section 11.2(a) above, the liquidators shall (i) determine the Fair Market Value (the “Liquidation FMV”) of the Company’s remaining assets (the “Liquidation Assets”) in accordance with Article XI hereof, (ii) determine the amounts to be distributed to each Unitholder in accordance with Section 4.1, and (iii) deliver to each Unitholder a statement (the “Liquidation Statement”) setting forth the Liquidation FMV and the amounts and recipients of such Distributions, which Liquidation Statement shall be final and binding on all Unitholders.

(c) As soon as the Liquidation FMV and the proper amounts of Distributions have been determined in accordance with Section 11.2(b) above, the liquidators shall promptly distribute the Company’s Liquidation Assets to the holders of Units in accordance with Section 4.1(b) above. In making such distributions, the liquidators shall allocate each type of Liquidation Assets (i.e., cash or cash equivalents, preferred or common equity securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder; provided that the liquidators may allocate each type of Liquidation Assets so as to give effect to and take into account the relative priorities of the different Units; provided further that, in the event that any securities are part of the Liquidation Assets, each Unitholder that is not an

“accredited investor” as such term is defined under the Securities Act may, in the sole discretion of the Board, receive, and hereby agrees to accept, in lieu of such securities, cash consideration with an equivalent value to such securities as determined by the Board. Any non-cash Liquidation Assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Section 4.2 and Section 4.3. If any Unitholder’s Capital Account is not equal to the amount to be distributed to such Unitholder pursuant to Section 11.2(b), Profits and Losses for the Fiscal Year in which the Company is wound up shall be allocated among the Unitholders in such a manner as to cause, to the extent possible, each Unitholder’s Capital Account to be equal to the amount to be distributed to such Unitholder pursuant to Section 11.2(b). The distribution of cash and/or property to a Unitholder in accordance with the provisions of this Section 11.2(b) constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the Company and all the Company property and, to the fullest extent permitted by law, constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the Company, to the fullest extent permitted by law, it has no claim against any other Unitholder for those funds.

Section 11.3 Securityholders Agreement. To the extent that Units or other Equity Securities of any Subsidiary are distributed to any Unitholders and unless otherwise agreed to by the Board, such Unitholders hereby agree to enter into a securityholders agreement with such Subsidiary and each other Unitholder which contains rights and restrictions in form and substance similar to the provisions and restrictions set forth herein (including in Article VIII).

Section 11.4 Cancellation of Certificate. On completion of the distribution of the Company’s assets as provided herein, the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company, and upon the filing of the certificate of cancellation of the Certificate, the Company shall be terminated (and the Company shall not be terminated prior to such time). The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 11.4.

Section 11.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 11.2 in order to minimize any losses otherwise attendant upon such winding up.

Section 11.6 Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from the Company assets).

Section 11.7 Hart-Scott-Rodino. In the event the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) is applicable to any Unitholder, the dissolution of the Company shall not be consummated until such time as the applicable waiting period (and extensions thereof) under the HSR Act have expired or otherwise been terminated with respect to each such Unitholder.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Power of Attorney. Each Unitholder hereby constitutes and appoints Vivid Seats and the liquidators, if any and as applicable, and their respective designees, with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (to the same extent such Person could take such action): (a) this Agreement, all certificates and other instruments and all amendments hereof or thereof in accordance with the terms hereof which Vivid Seats deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property or as otherwise permitted herein; (b) all instruments, agreements, amendments or other documents which Vivid Seats deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents which Vivid Seats and/or the liquidators deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (d) all instruments relating to the admission, withdrawal or substitution of any Unitholder pursuant to Article VIII or Article X. The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Unitholder and the Transfer of all or any portion of his, her or its Units and shall extend to such Unitholder’s heirs, successors, permitted assigns and personal representatives.

Section 12.2 Amendments. This Agreement may be amended (including, for purposes of this Section 12.2, any amendment effected directly or indirectly by way of a merger or consolidation of the Company) or waived, in whole or in part, by the Board; provided, however, that to the extent any amendment or waiver, including any amendment or waiver of the Exhibits attached hereto, would disproportionately and adversely affect the rights of any Member of a class compared with the rights of any other Member of such class, such amendment or waiver may only be made by the Board upon the prior written consent of such disproportionately and adversely affected Member.

Section 12.3 Title to the Company Assets. The Company’s assets shall be deemed to be owned by the Company as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Legal title to any or all of such assets may be held in the name of the Company or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any Company assets for which legal title is held in the name of any nominee shall be held in trust by such nominee for the use and benefit of the Company in accordance with the provisions of this Agreement. All the Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such assets is held.

Section 12.4 Remedies. Each Unitholder and the Company shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 12.5 Successors and Assigns. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns, whether so expressed or not.

Section 12.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein or if such term or provision could be drawn more narrowly so as not to be illegal, invalid, prohibited or unenforceable in such jurisdiction, it shall be so narrowly drawn, as to such jurisdiction, without invalidating the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of such term or provision in any other jurisdiction.

Section 12.7 Counterparts; Binding Agreement. This Agreement may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Agreement and all of the provisions hereof shall be binding upon and effective as to each Person who (a) executes this Agreement in the appropriate space provided in the signature pages hereto notwithstanding the fact that other Persons who have not executed this Agreement may be listed on the signature pages hereto and (b) may from time to time become a party to this Agreement by executing a counterpart of or joinder to this Agreement.

Section 12.8 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Whenever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and, to the fullest extent permitted by law, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

Section 12.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 12.10 Addresses and Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient, or delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied/emailed before 5:00 p.m. New York, New York time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Section 12.11 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, Distributions, capital or property other than as a secured creditor. Notwithstanding the foregoing, each of the Indemnitees are intended third party beneficiaries of Section 6.1(b) and shall be entitled to enforce such provision (as it may be in effect from time to time).

Section 12.12 No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 12.13 Further Action. The parties agree to execute and deliver all documents, provide all information and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.14 Entire Agreement. This Agreement and the other Transaction Documents embody the complete agreement and understanding among the parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 12.15 Delivery by Electronic Means. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission in portable document format (pdf) or comparable electronic transmission, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or pdf electronic transmission or comparable electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

Section 12.16 Certain Acknowledgments. This Agreement shall be considered for all purposes as having been prepared through the joint efforts of the parties. No presumption shall apply in favor of any party in the interpretation of this Agreement or in the resolution of any ambiguity of any provision hereof based on the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. Each Member and Unitholder acknowledges that it/he/she is entitled to and has been afforded the opportunity to consult legal counsel of its choice regarding the terms, conditions and legal effects of this Agreement, as well as the advisability and propriety thereof. Each Member and Unitholder further acknowledges that having so consulted with legal counsel of its choosing, such Member or Unitholder hereby waives any right to raise or rely upon the lack of representation or effective representation in any future proceedings or in connection with any future claim resulting from this Agreement or the formation of the Company. THE COMPANY, THE MEMBERS AND THE UNITHOLDERS ACKNOWLEDGE THAT LATHAM & WATKINS LLP HAS ONLY REPRESENTED THE COMPANY WITH RESPECT TO THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT, AND HAS NOT REPRESENTED THE MEMBERS OR THE UNITHOLDERS WITH RESPECT TO SUCH MATTERS.

Section 12.17 Consent to Jurisdiction; WAIVER OF TRIAL BY JURY.

(a) Consent to Jurisdiction. Each Unitholder irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such Unitholder’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

(b) WAIVER OF TRIAL BY JURY. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 12.18 Representations and Warranties. By execution of this Agreement, each Member severally represents and warrants as follows:

(a) Such Member has full legal right, power, and authority to deliver this Agreement and the other Transaction Documents and to perform such Member’s obligations hereunder and thereunder;

(b) This Agreement and the other Transaction Documents constitute the legal, valid, and binding obligation of such Member enforceable in accordance with its respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors’ rights or general principles of equity;

(c) Neither this Agreement nor the other Transaction Documents violate, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default or an event of default under any other agreement of which such Member is a party; and

(d) Such Member’s investment in Units in the Company is made for such Member’s own account for investment purposes only and not with a view to the resale or distribution of such Units.

Section 12.19 Tax Receivable Agreement. The Tax Receivable Agreement shall be treated as part of this Agreement as described in Section 761(c) of the Code, and Treasury Regulations Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) with respect to payments to a Member with respect to an Exchange (as defined in the Tax Receivable Agreement) by such Member.

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

HOYA INTERMEDIATE, LLC

By:	/s/ Stanley Chia
Name:	Stanley Chia
Title:	Chief Executive Officer and President

Signature Page to Hoya Intermediate, LLC Second Amended and Restated Limited Liability Company Agreement

VIVID SEATS INC., as a Member

By:	/s/ Stanley Chia
Name:	Stanley Chia
Title:	Chief Executive Officer and President

Signature Page to Hoya Intermediate, LLC Second Amended and Restated Limited Liability Company Agreement

HOYA TOPCO, LLC, as a Member

By:	/s/ Stanley Chia
Name:	Stanley Chia
Title:	Chief Executive Officer and President

Signature Page to Hoya Intermediate, LLC Second Amended and Restated Limited Liability Company Agreement

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Joinder

The undersigned hereby agrees to become a party to the Second Amended and Restated Limited Liability Company Agreement of Hoya Intermediate, LLC, a Delaware limited liability company, dated as of October 18, 2021 (the “Agreement”), and agrees to be bound by the terms and conditions of the Agreement as a Member.

MEMBER:

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By:

Its:

Address for Notices:

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